Exhibit 99.1




           Semtech Announces Third Quarter Conference Call;
                       Nasdaq Delisting Stayed


    CAMARILLO, Calif.--(BUSINESS WIRE)--Nov. 27, 2006--SEMTECH CORPORATION (NASDAQ:SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced plans to release revenue and other selected financial results for the third quarter of fiscal year 2007 after the close of the market on Thursday, November 30, 2006. The results release will be available through Business Wire (www.businesswire.com) and at the Company's website (www.semtech.com).

    As previously reported, the Company plans to restate its historical financial statements to record additional non-cash compensation expense related to stock option grants. The Company will not be in a position to announce additional financial results for the third fiscal quarter or file its Quarterly Report on Form 10-Q for the period ended October 29, 2006 until the restated historical financial statements have been filed with the Securities and Exchange Commission.

    A Nasdaq Listing Qualifications Panel ("Panel") previously set today as the deadline for the Company to file all required restatements, its First Quarter Form 10-Q, and its Second Quarter Form 10-Q in order to regain compliance with Nasdaq's continued listing standards. Today, the Company was notified that the Nasdaq Listing and Hearings Review Council ("Listing Council"), in response to the Company's request, has called the Panel's decision for review and has stayed any future Panel determinations to suspend the Company's securities from trading until the review process runs its course. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance, until the earlier of 60 days from the date of its decision or 180 days from the Panel's decision. The Company continues to work diligently to file all required reports with the SEC as quickly as possible and thereby regain compliance with Nasdaq's listing requirements, but it can provide no assurances that it will be able to do so. For additional information regarding the pending restatement, see the Company's Report on Form 8-K filed with the SEC on July 20, 2006.

    Semtech will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 30, 2006 to discuss third quarter performance and events, current business activities and conditions, and the outlook for the business. Investors and the interested public will have the opportunity to listen to the conference call live over the Internet by going to the investor relations section of Semtech's website or to the following URL address: http://phx.corporate-ir.net/playerlink.zhtml?c=99862&s=wm&e=1424862

    To listen to the live call, it is recommended that you go to the Internet at least ten minutes early to download any necessary audio software. For those who cannot listen to the live broadcast, beginning later in the afternoon of November 30, 2006, a replay of the call will be available at Semtech's website and the URL address shown above.

    Some statements made during the conference call may be "forward-looking statements" related to matters such as future financial performance, future operational performance, and plans, objectives and expectations. Results could differ materially from those projected in forward-looking statements due to factors including, but not limited to, those set forth in the Company's latest Form 10-K and other public filings with the Securities and Exchange Commission. As set forth in the press release attached to the Form 8-K filed by the Company on July 20, 2006, there are a number of risks associated with matters related to the Company's historical stock option practices. There is a risk that the Company may become delinquent in filing future required reports and a risk that the Company may not be able to file its restated financial statements and delinquent reports in time to prevent Nasdaq delisting. Semtech undertakes no duty to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for communications, computers, and industrial equipment. Semtech is publicly traded on the NASDAQ Global Market under the symbol SMTC.



    CONTACT: Semtech Corporation
             Todd German, Investor Relations, 805-480-2004